EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is entered into by and between USURF Communications, Inc., a Colorado corporation ("USURF" or Purchaser"), USURF America, Inc., a Nevada corporation ("UAX"), and Pipeline

Networks of Colorado, LLC, a Colorado limited liability company ("Pipeline" or "Seller"). (USURF, UAX and

Pipeline are collectively referred to as the "Parties"), and is effective August 25, 2003 (the "Effective Date").

Recitals

Whereas, Purchaser desires to purchase substantially all of the assets of Seller used by Seller to provide high-speed,

dedicated Internet access, ISP services, and other IP-enabled services to certain multiple-dwelling-unit properties located in the Denver Metropolitan Area (hereafter referred to as the "Business"), in accordance with this

Agreement; and

Whereas, Seller desires to sell such Assets to Purchaser in exchange for consideration consisting of cash and shares of UAX common stock.

Therefore, in consideration of the foregoing and of the mutual covenants contained in this Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

I

Definitions

The following terms used in this Agreement shall have the following meanings, unless otherwise expressly provided herein or unless the context requires otherwise:

"Agreement" shall mean this Asset Purchase Agreement and all exhibits (hereby incorporated by reference) or amendments hereto.

"Colorado Act" shall mean the Securities Act of Colorado, as amended from time to time, including the rules and regulations of the Colorado Securities Commission promulgated thereunder, as such shall then be in effect.

"Closing Date" shall mean August 25, 2003, or any other date to which the Parties mutually agree, in writing.

"Knowledge" or "best of the knowledge" shall mean, with respect to (as a qualification of) a Party's representations and warranties herein, the following: (i) with respect to an individual, such individual's present consciousness and recollection of the facts set forth in or underlying each such representation or warranty, and his investigation of matters for the purpose of the transactions contemplated by this Agreement, in each case as a reasonable prudent person; and (ii) with respect to an entity, its management's actual and present consciousness and recollection of the facts underlying each such representation and warranty, assuming the performance by each member of such entity's management of all managerial obligations in the business and operations of the entity and such member's investigation of matters for the purpose of the transactions contemplated by this Agreement, in each case as a reasonably prudent person.

"Securities Act" shall mean the Securities Act of 1933, as amended, including the rules and regulations of the

Securities and Exchange Commission promulgated thereunder, as such shall then be in effect.

"UAX Stock" shall mean the shares of $.0001 par value common stock issued by UAX in connection with and pursuant to this Agreement.

II.

Purchase and Sale of Assets

2.1 Acquisition of Assets.

(a) Assets. Subject to the terms and conditions stated in this Agreement, Seller hereby sells, and Purchaser hereby acquires, all of the assets identified on the attached Exhibit A. The items sold and purchased pursuant to this

Agreement are collectively referred to as the "Assets."

(b) Consideration. As full consideration for the Assets and for the non-competition agreement of Seller set forth in this Agreement (the "Non-competition Agreement"), Purchaser shall pay an amount equal to $600 per subscriber, calculated on the Closing Date ($292,800 at a current subscriber level of 488, adjusted to the actual number of subscribers on the Closing Date) (the "Consideration"), payable as follows:

(i) One-half (1/2) of the Consideration will be paid in cash as follows:

(A) $10,000 paid upon the execution and acceptance of the Letter of Intent, executed by the Parties on August

15, 2003(the "LOI"), as a refundable commitment fee (the "Commitment Fee"), the refund of which shall be required pursuant to the applicable terms of such LOI, the applicable terms of which are hereby incorporated and made part of this Agreement as Exhibit F;

(B) $35,000 payable on the Closing Date; and

(C) the balance payable in the form of a promissory note (the "Note"), the form of which shall be identical to the attached Exhibit B which will be delivered on the Closing Date and mature on December 15, 2003. To secure the payment of the Note, USURF will execute a security agreement, the recordable form of which shall be identical to the attached Exhibit C. The Note shall be guaranteed by UAX pursuant to a Guaranty Agreement, the form of which shall be identical to the attached Exhibit D.

(ii) The remaining one-half of the purchase price shall be paid in registered/unrestricted shares of UAX Stock on or before December 15, 2003 (the "Consideration Stock"); provided, however, USURF may elect to pay such amount in cash on or before December 15, 2003. The number of shares, if any, to be issued under this provision shall be determined using a per-share price equal to the average of the closing prices, as reported by the American

Stock Exchange, for the five days immediately preceding the date this Agreement is executed, discounted by twenty percent (20%).

(iii) Additionally, USURF shall assume the CPE deposit liability as of the Closing Date, in the amount of

$14,190 (the "Customer Deposits"), as provided in this Section.

(c) Allocation of Consideration. For purposes of complying with Section 1060 of the Internal Revenue Code of

1986, as amended ("IRC"), and completion of Form 8594 Asset Acquisition Statement, the Purchase Price shall be allocated as follows: 90% to "Class V" assets, 5% to "Class VI" assets (all IRC section 197 intangibles, including the Non-competition Agreement), and 5% to "Class VII" assets (goodwill and going-concern value).

2.2 Liabilities Not Assumed. Subject to Section 2.3 below, Purchaser does not assume, and shall not be responsible for, the payment, performance, or discharge of any liabilities or obligations of Seller, whether now existing or hereafter arising. Without limiting the intent and effect of the preceding sentence, but subject to Section 2.3 below,

Seller, and not Purchaser, shall be responsible for any and all liabilities, responsibilities, expenses and obligations relating to the Business (or any part thereof) incurred, accruing, or arising before the Effective Date, even if not asserted until on or after the Effective Date.

2.3 Liabilities Assumed. Purchaser shall pay, perform and discharge, and Seller shall not be responsible for, the following liabilities related to the Business conducted by Purchaser on and after the Effective Date:

(a) all federal and state tax liabilities associated with the income of Purchaser as the result of Purchaser's operation of the Business on and after the Effective Date;

(b) all trade payables of the Business first arising or accruing on and after the Effective Date;

(c) the Customer Deposits referenced in Section 2.1 (b) (iii) above;

(d) all obligations and requirements of the Internet Access Service Agreements/Installation and Service

Agreements (the "ROE's") listed in Exhibit A. Purchaser will assume the insurance requirements, specified in the

ROE's as of the Closing Date;

(e) the Fortis month-to-month circuit contracts to the properties cancelable with sixty (60) days notice with the stipulation that no more three (3) circuits may be cancelled per month beginning on the first of the month following the Effective Date;

(f) all obligatations and requirements under the Interland hosting and email service month-to-month agreement;

and

(g) obligations arising on and after the Closing Date for and under all software utilized by Pipeline in connection with the Business or the Assets, including all costs to re-license or replace such software for use by

Purchaser..

2.4 Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at five

o'clock (5:00) p.m. on the Closing Date.

2.5 Closing Documents. Before the Closing, each Party shall prepare, and at the Closing, the Parties shall execute and deliver, each document required by this Agreement to be so executed and delivered.

(a) Seller's Obligations. At the Closing, Seller shall deliver:

(i) a Bill of Sale in a form identical to Exhibit D , dated and effective as of the Effective Date;

(ii) copies of letters sent by Pipeline, notifying each property owner of the assignment of the applicable

Installation and Service Agreement or Internet Access Services Agreement;

(iii) a copy of the certificate of consent executed by the Manager of Seller reflecting authorization and approval of the transaction contemplated by this Agreement; and

(iv) all other required consents, approvals, or releases from third parties.

(b) Purchaser's Obligations. At the Closing, Purchaser shall deliver:

(i) the Note and Security Agreement, duly executed by Purchaser; and

(ii) a copy of the resolution adopted by the Board of Directors of Purchaser authorizing and approving the transaction contemplated by this Agreement

(c) UAX's Obligations. At the Closing, UAX shall deliver:

(i) a copy of the resolution adopted by the Board of Directors of UAX authorizing and approving the transaction contemplated by this Agreement; and

(ii) the Guaranty Agreement duly executed by UAX.

2.6 Further Assurances. After the Closing, the Parties shall execute and deliver such additional documents and take such additional actions as may reasonably be deemed necessary or advisable by any Party to consummate the transaction contemplated by this Agreement and to vest more fully in Purchaser the ownership of the Assets transferred and conveyed pursuant to this Agreement, or intended to be so transferred.

III.

Representations and Warranties of Seller

Seller represents and warrants to Purchaser, as of the Effective Date, the following:

3.1 Organization and Authority. Pipeline is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Pipeline has all requisite corporate power and authority,

governmental permits, consents, authorizations, registrations, licenses and memberships (collectively, "Permits")

necessary to own its property, including the Assets, and to carry on its business in the places where such Assets are owned or such business is conducted. Each of such Permits and Pipeline's rights with respect thereto is valid, in full force and effect, and enforceable by Pipeline. Pipeline is in compliance in all material respects with the terms of such Permits. None of such Permits have been or, to the knowledge of Pipeline, are threatened to be revoked,

canceled, suspended or modified.

3.2 Title to and Transfer of Assets. On the Effective Date, Pipeline has sole merchantable title to the Assets and owns the Assets free and clear of any encumbrances.

2.33 Approvals and Consents. Pipeline represents and warrants that all contracts (specifically including all

Installation and Service Agreements, Internet Access Services Agreements, and other so-called "right-of-entry agreements") included in the Assets are assignable with thirty (30) day notice and will remain in full force and effect after the Closing of the contemplated transaction, that Pipeline is not in breach of any of such contracts and that the consummation of the transaction contemplated by the LOI will not constitute a breach or an event of default under any of such contracts. No authorization, consent, permit, license or approval of, or declaration, registration of filing with, any person or entity (including any governmental authority), other than those already obtained in writing, is required as a condition to the execution, delivery or performance by Pipeline of the LOI, the proposed Asset

Agreement, or any other document executed by Pipeline in connection with the consummation of the transaction contemplated hereby.

3.4 No Conflicting Agreements. Neither the execution nor the performance of this Agreement or any other document executed by Pipeline in connection with the transaction governed by this Agreement will result in any breach, violation of, or conflict with, or constitute a default under any contract or agreement to which the Pipeline is a party, or result in the termination or acceleration or maturity of, or result in the imposition of, any lien, claim,

obligation, or encumbrance upon any of the Assets.

3.5 No Violation of Any Instrument. Pipeline is not in violation of or in default under, nor has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a violation of or default under,

or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of Pipeline pursuant to, its Articles of Organization, Regulations, or

Operating Agreement, or any note, bond indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, judgment, order, injunction or decree to which it is a party, by which it is bound or to which any of the

Assets are subject.

3.6 Corporate Authorization. Pipeline has the corporate power and authority to execute and deliver this

Agreement and all other documents executed in connection herewith and to consummate the transaction governed by this Agreement. All corporate action on the part of Pipeline and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and all other documents executed in connection therewith,

and for the performance of Pipeline's obligations thereunder has been taken.

3.7 Intellectual Property. Exhibit A to this Agreement accurately identifies all of Pipeline's copyrights,

trademarks, service marks, trade dress, trade names, and trade designations (collectively, "Intellectual Property"), if any, currently owned in whole or in part by Pipeline and included in the Assets, including all agreements relating to the Intellectual Property that Pipeline is licensed or authorized to use. Pipeline owns or is licensed to use the

Intellectual Property relating to the Business without infringing on or violating the rights of any other person, and no consent of any other person is required for the ownership or use thereof by USURF upon consummation of the transaction contemplated by the LOI. No claim has been asserted by any person or entity to the ownership or the right to use any of the Intellectual Property or challenging or questioning the validity or effectiveness of any of the

Intellectual Property.

3.8 Litigation and Government Claims. There is no suit, claim, action or litigation, or governmental,

administrative, arbitral or other similar proceeding, investigation or inquiry, pending or, to the knowledge of

Pipeline, threatened against or affecting Pipeline or to which the Assets are subject. There are no such pending matters, which will, severally or in the aggregate, have an adverse effect on the Assets. There are no such proceedings threatened or contemplated or any unasserted claims (whether or not the potential claimant may be aware of the claim) of any nature that might be asserted against Pipeline regarding the Assets. There are no such matters which would, severally or in the aggregate, have an adverse effect on the Assets.

3.9 Financial Information.

(a) In contemplation of the transaction governed by this Agreement, Pipeline has delivered to USURF certain financial information with respect to its business and the Assets (the "Financial Statements"), including, but not necessarily limited to the following:

(i) Property Revenue Share Fee Schedule;

(ii) Balance Sheet - June 30, 2003;

(iii) Profit and Loss Statement - June 2003;

(iv) Income Statement - April through June 2003 (comparative);

(v) Churn Analysis - 2002 to 2003;

(vi) 2003 Monthly Revenue per Subscriber;

(vii) Monthly Property Report - July 31, 2003;

(viii) Customer Deposits - Balance detail as of August 6, 2003;

(ix) Property-by-property detail of deployed equipment;

(x) Current Fortis Dedicated Internet Service Contracts for each property;

(xi) Detail of non-deployed inventory; and

(xii) General Ledger detail through June 30, 2003

The Financial Statements have been prepared from the books and records of Pipeline maintained in conformity with generally accepted accounting principles applied on a basis consistent with preceding months and throughout the periods involved. The Financial Statements present accurately and fairly the financial information and condition of

Pipeline's business as it relates to the Assets.

(m) Pipeline's financial books and records relating in any way to its business and the Assets have been kept accurately in the ordinary course of business. The transactions recorded therein represent bona fide transactions and the revenues, expenses, assets and liabilities of Pipeline have been properly recorded in such books in all material respects

1.103 Solvency. Pipeline is not now insolvent, nor will Pipeline be rendered insolvent by the occurrence of the transaction governed by this Agreement. In addition, immediately after giving effect to the consummation of such transaction:

(a) Pipeline will be able to pay its debts, if any, as they become due;

(b) The remaining property, if any, of Pipeline will not constitute unreasonably small capital and Pipeline will not have insufficient capital with which to conduct any further business; and

(c) Taking into account any pending or threatened litigation, final judgments against Pipeline in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Pipeline will be unable to satisfy any such judgments promptly in accordance with their terms.

As used in this paragraph, "insolvent" means that the sum of the present fair value of Pipeline's assets does not exceed its debts and other probable liabilities, and "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent, disputed or undisputed, or secured or unsecured.

1.13 Insurance Notices. Pipeline has not received notice from any insurer of the intention (whether or not subject to conditions) of such insurer to discontinue any insurance coverage relating to any of the Assets because of the operation or condition of any of the Assets or any of the real property on which the Assets are located.

3.32 Accuracy of Information Furnished. No representation or warranty by Pipeline made in or pursuant to this

Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not false or misleading. To the best of the knowledge of Pipeline, Pipeline has disclosed to Purchaser all facts known to it that are material to the Assets.

1.33 Review of USURF Information. Pipeline has received and reviewed USURF's (i) last-filed Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission ("SEC"), (2) Quarterly Reports on Form

10-QSB, as filed with the SEC, and (3) Current Reports on Form 8-K, as amended and as filed with the SEC. With respect to such information, Pipeline acknowledges that it has had an opportunity to ask questions of, and to receive answers from, the officers of USURF.

1.34 Reliance. Seller acknowledges that Purchaser is entering into this Agreement in reliance upon the representations and warranties made by Seller herein. All representations and warranties made by Seller in this

Agreement shall survive the Closing.

IV.

Representations and Warranties of USURF

Purchaser represents and warrants to Seller, as of the Effective Date, the following:

3.1 Organization and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Purchaser has all requisite corporate power and authority,

governmental permits, consents, authorizations, registrations, licenses and memberships (collectively, "Permits")

necessary to own its property, including the Assets to be acquired under this Agreement, and to carry on its business.

Purchaser has the corporate power and authority to execute and deliver this Agreement and all other documents executed in connection therewith and to perform the obligations imposed by this Agreement, including the obligations and performance required under the ROE's, and all such other documents. All corporate action on the part of Purchaser and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and all other documents executed in connection herewith, and for the performance of Purchaser's obligations hereunder has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Purchaser.

3.2 Approvals and Consents. No authorization, consent, permit, license or approval of, or declaration,

registration of filing with, any person or entity (including any governmental authority), other than those already obtained in writing, is required as a condition to the execution, delivery or performance by Purchaser of this

Agreement or any other document executed by Purchaser in connection with this Agreement or the consummation of the transaction contemplated hereby.

3.3 No Conflicting Agreements. Neither the execution nor the performance of this Agreement or any other document executed by Purchaser in connection with the transaction contemplated by this Agreement will result in any breach, violation of, or conflict with, or constitute a default under any contract or agreement to which the

Purchaser is a party.

3.4 Review of Pipeline Information. USURF has received, reviewed and understands all of the information submitted by Pipeline. With respect to such information, USURF acknowledges that it has had an opportunity to ask questions of, and to receive answers from, the officers of Pipeline.

4..5 Reliance. USURF acknowledges that Pipeline is entering into this Agreement in reliance upon the representations and warranties made by USURF herein. All representations and warranties made by USURF in this

Agreement shall survive the Closing.

V.

Representations and Warranties of UAX

UAX represents and warrants to Seller, as of the Effective Date, the following:

1.45 Organization and Authority. UAX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. UAX has the corporate power and authority to execute and deliver this

Agreement and all other documents executed in connection therewith and to perform the obligations imposed by this

Agreement and all such other documents. All corporate action on the part of UAX and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and all other documents executed in connection herewith, and for the performance of UAX's obligations hereunder has been taken. This

Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of UAX.

5.2 Approvals and Consents. No authorization, consent, permit, license or approval of, or declaration,

registration of filing with, any person or entity (including any governmental authority), other than those already obtained or those required from the United States Securities and Exchange Commission, American Stock Exchange,

or the shareholders of UAX, is required as a condition to the execution, delivery or performance by UAX of this

Agreement or any other document executed by UAX in connection with this Agreement or the consummation of the transaction contemplated hereby.

5.3 No Conflicting Agreements. Neither the execution nor the performance of this Agreement or any other document executed by UAX in connection with the transaction contemplated by this Agreement will result in any breach, violation of, or conflict with, or constitute a default under any contract or agreement to which UAX is a party.

5.4 Issuance of Stock. The shares of UAX Stock to be issued hereunder, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and will be issued in compliance with applicable state and federal laws. Such stock will be legally issued, registered, without any restriction under the Securities Act or the Colorado Act. The shares will be issued to designees identified to Purchaser by Pipeline without cost to Pipeline or its designees for the transfer or assignment of the shares.

5.5 Review of Pipeline Information. UAX has received, reviewed and understands all of the information submitted by Pipeline. With respect to such information, UAX acknowledges that it has had an opportunity to ask questions of, and to receive answers from, the officers of Pipeline.

5.6 Reliance. UAX acknowledges that Pipeline is entering into this Agreement in reliance upon the representations and warranties made by UAX herein. All representations and warranties made by UAX in this Agreement shall survive the Closing.

5.7 Purchasers' Securities. All securities issued or to be issued by UAX in payment of any portion of the purchase price Consideration or as security therefore, are or will be in compliance with all applicable laws and regulations and there is no pending or threatened legal, administrative, regulatory or private claim which, if asserted, would adversely affect the legality, enforceability or value of said securities.

5.8 Adverse Claims. There are no pending or threatened claims against UAX as the issuer of securities or its officers, directors or controlling shareholders which, alone or in conjunction with the any other matters, would adversely affect the value of the securities which are contemplated to the transferred to Seller as part of the

Consideration or as security therefor.

VI.

Covenants

5.1 Conduct of Business Pending Closing. Prior to the Closing, Seller shall use all commercially reasonable efforts to (i) conduct the Business in the ordinary course consistent with past practice, (ii) preserve intact its relationships with third parties, and (iii) keep available, to the extent reasonably necessary, the services of its current officers and key employees, subject to the terms of this Agreement.

5.2 Access and Information. From the date this Agreement is fully executed through the Closing, and to the extent not already afforded, Seller shall afford Purchaser and its financial advisors, legal counsel, accountants,

consultants, financing sources, and other authorized representatives reasonable access, during normal business hours and without material disruption to the Business, to all Seller's books, documents, records, properties, plants and personnel that relate to the Assets and the Business and, during such period, shall furnish as promptly as practicable to Purchaser information as the Purchaser reasonably may request in connection with the transaction contemplated by this Agreement. No investigation by Purchaser pursuant to this paragraph shall affect any representations or warranty made by Seller in this Agreement or the conditions to the obligations of the Parties to consummate the transaction contemplated by this Agreement.

5.3 Public Announcements. Each Party agrees to not issue any press release or respond to any press inquiry with respect to this Agreement or the transaction contemplated herein without the prior approval of the other Parties

(which approval will not be unreasonably withheld), except as may be required by applicable law or any requirement of any stock exchange on which the stock of any Party is listed.

5.4 Payment of Obligations Not Assumed. All obligations of Seller not specifically assumed by Purchaser in this Agreement, including all liability for income taxes, sales taxes and other obligations accruing prior to the

Effective Date shall be paid by Seller, and Purchaser shall have no responsibility therefor.

5.5 Non-competition. Seller acknowledges and agrees that (i) Purchaser would not have entered into this

Agreement to purchase the Assets but for the following non-competition covenant of Seller, (ii) this non-competition covenant is supported by good and sufficient consideration, and (iii) Seller possesses information concerning the

Assets that would enable Seller to injure Purchaser and diminish the value of the investment by Purchaser in the

Assets if Seller should engage in any business that is competitive with the Business purchased by Purchaser pursuant to this Agreement. Therefore, Seller hereby agrees to the following:

(a) Without the prior written consent of Purchaser, as specifically authorized or approved by its board of directors, or except as otherwise provided in this paragraph, Seller will not directly or indirectly, engage in any business that provides the same or any similar services or products as those included in the Business or provided by

Purchaser anywhere in the geographic area comprised of the Denver Metropolitan area for a period of three (3) years from the Effective Date.

(b) For purposes of this non-competition covenant, the term "indirectly" means the performance of services by any business or entity in which Seller owns or possesses more than a one percent (1%) interest in profits, losses,

capital, stock ownership, or is a partner, or for which Seller acts as an agent or representative, or to which Seller provides consulting or advisory services.

2.1 Seller's Employees. Seller shall have sole and absolute responsibility for any financial or other commitments that Seller may have to any of its employees or former employees, including any and all claims or obligations arising under any and all employment policies and procedures of Seller, under any employee benefit plan of Seller, or under any local, state, or federal law, rule, or regulation regarding termination of employment for an employment loss which occurs before the Effective Date or otherwise in connection with this Agreement. Seller shall be liable to its employees and former employees for all wages, severance benefits, unpaid vacation pay, unpaid sick and holiday pay, and other obligations of any kind whatsoever through the day before the Effective Date. Seller is responsible for resolving any conflicts, errors or discrepancies involving its employee policies and procedures with respect to the period of time before the Effective Date. No provision of this Agreement shall create any third-party beneficiary or other rights in any employee or former employee of Seller with respect to continued employment by or with Purchaser or any of Purchaser's affiliates.

VII.

Indemnification and Certain Remedies

6.1 Indemnification by Seller. Seller shall indemnify and hold Purchaser, and each of its officers, directors,

affiliates, employees, agents and shareholders, harmless from and against any and all losses, liabilities, damages,

costs and expenses (including reasonable attorneys fees) asserted against or incurred by Purchaser, or any of its officers, directors, affiliates, employees, agents and shareholders, resulting from or arising out of or in connection with:

(a) any material misrepresentation or breach by Seller of any warranty, agreement or covenant contained in this

Agreement or any other document executed, delivered or furnished by Seller in connection herewith;

(b) the failure to comply with any applicable bulk transfer laws relating to the transfer of the Assets;

(c) income, franchise, sales, use and other taxes, including any penalties and interest with respect thereto, of or relating to the Assets, the Business or any other assets or operations of Seller conducted before the Effective Date;

(d) sales, transfer and other taxes, including any penalties and interest with respect thereto, resulting from the consummation of the transaction contemplated by this Agreement;

(e) liabilities and obligations of the Business before the Effective Date and other liabilities and obligations of

Seller or the Business not specifically assumed by Purchaser in this Agreement;

(f) any actual or threatened violation of or noncompliance with, or remedial obligation arising under, any applicable federal, state, or local laws, rules or regulations, common law or strict-liability provision, and any judicial or administrative interpretations thereof (including any judicial or administrative orders or judgments), relating to health, safety, industrial hygiene, pollution or environmental matters arising from any event, condition, circumstance,

activity, practice, incident, action or plan existing or occurring before the Effective Date relating in any way to the

Assets or the Business (including the ownership, operation or use of the Assets and the conduct of the Business before the Effective Date);

(g) any losses or costs of defending against any claims which may be made against Purchaser by any person claiming violations of any local, state or federal laws relating to employment, including wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of taxes, where such claims arise out of circumstances occurring before the Effective Date.

Any indemnification obligation imposed upon Seller pursuant to this Article, including any contemplated credit or offset, shall constitute a reduction of the Purchase Price.

7.1 Indemnification by Purchaser. Purchaser shall indemnify and hold Seller harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) asserted against or incurred by Seller, or any of its officers, directors, affiliates, employees, agents and shareholders, resulting from or arising out of or in connection with:

(a) any material misrepresentation or breach by Purchaser of any warranty, agreement or covenant contained in this Agreement or any other document executed, delivered or furnished by Purchaser in connection herewith;

(b) the operation of the Business by Purchaser on and after the Effective Date, other than liabilities not assumed by Purchaser herein, or

(c) any liabilities or obligations of Seller or the Business specifically assumed by Purchaser in this Agreement.

3.1 Specific Performance. Each Party acknowledges that a refusal without just cause by such Party to comply with the agreements made herein will cause irreparable harm to the other Party or Parties for which there may be no adequate remedy. In such circumstances, a Party or Parties not in default at the time of such refusal shall be entitled,

in addition to other remedies set forth in this Agreement, to specific performance of this Agreement by the Party or

Parties that so refused to comply with or breached this Agreement.

3.2 Survival of Representations and Warranties. Each representation or warranty made by any Party in this

Agreement shall survive the Closing.

3.3 Nonexclusive Remedies. Notwithstanding anything to the contrary in this Agreement, the rights and remedies provided in this Article shall not be exclusive of any other rights or remedies afforded to any Party,

whether by contract, at law or in equity. The rights and remedies provided in this Agreement are cumulative, and the exercise of any one right or remedy by any Party shall not preclude or constitute a waiver of its right to exercise any or all other rights or remedies to which it is entitled.

VIII.

Termination

7.1 Termination for Failure to Close. This Agreement will automatically terminate if the Closing does not occur on or before 6:00 p.m., August 25, 2003, regardless of the reason.

7.2 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by unanimous written agreement of the Parties.

8.3 Effect of Termination. Upon termination of this Agreement pursuant to this Article, the Party choosing to terminate the Agreement shall, as soon as practical, provide written notice of the termination to the other Parties.

Such notice shall specify the reason(s) for, and the date of, the termination. On the date of termination, this

Agreement shall terminate and the transaction contemplated hereby shall be abandoned without further action required of the Parties. Upon termination, no Party shall bear any further liability or obligation to the other Parties,

except for the obligations imposed by Section 10.8 of this Agreement. Additionally, all filings, applications, and other submissions made pursuant to this Agreement or in anticipation of the transaction contemplated herein shall, to the extent practical, be withdrawn or cancelled.

IX

Dispute Resolution

9.1 Agreement to Use Procedure. The Parties agree that any dispute between them relating to or arising out of this

Agreement (the "Dispute"), will be resolved using only the procedures specified in this Article (the "Procedure").

9.2 Initiation of Procedure. A Party who desires to initiate the Procedure (the "Initiating Party") shall give written notice to the other Parties, describing, in general terms, the nature of the Dispute and the Initiating Party's proposal to resolve the Dispute. The Parties receiving such notice (the "Responding Party," whether one or more) shall have five

(5) business days to respond (the "Response") to the Initiating Party's proposal. If, within ten (10) business days of the Response, the Parties have been unable to resolve the dispute, the Parties shall resolve the dispute pursuant to the following provisions.

9.3 Mediation. If the Parties are unable to resolve the Dispute within ten (10) business days of the Response, the

Parties shall submit the dispute to non-binding mediation. The Parties shall mutually agree to the selection of a qualified, neutral mediator no later than fifteen (15) business days following the date of the Response. The Parties will use their best efforts to mediate the dispute within forty-five (45) days following the date of the Response.

9.4 Arbitration. If the Parties are unable to resolve the Dispute through mediation, the Dispute shall be resolved through binding arbitration in accordance with this paragraph. No later than fifteen (15) days following the date of mediation, the Parties shall submit the Dispute to the Denver, Colorado office of the American Arbitration

Association ("AAA") for binding arbitration. Arbitration shall be conducted in accordance with the then-existing rules for commercial arbitration established by the AAA, to the extent that such rules do not conflict with this

Agreement. Any decision or award by the arbitrator(s) shall be binding upon the Parties. Judgment upon an award may be entered in any court having jurisdiction. All arbitration fees and expenses shall be shared equally by the disputing Parties, unless the arbitrator determines that circumstances require otherwise.

9.5 Confidentiality. The entire arbitration process, including any stenographic, video, or audio record, shall be kept confidential. All conduct, statements, promises, offers, views, and opinions, whether oral or written, made during the course of the arbitration by a Disputing Party, its agents, employees, representatives, or other attendees and by the arbitrator shall remain confidential and shall, where appropriate, be deemed privileged. Such conduct, statements,

promises, offers, views, and opinions shall not be discoverable or admissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties

X

Miscellaneous

10.1 Expenses. Each party shall pay its own expenses incurred in connection with this Agreement and the other documents in connection herewith and the transactions contemplated therein.

10.2 Reliance. Notwithstanding the "due diligence" investigations conducted, and the opportunities to investigate and verify afforded, by each Party, each Party agrees that the other Party or Parties are entitled to rely upon the representations and warranties made by a Party in this Agreement and the other documents executed, delivered or furnished in connection therewith.

10.3 Notice. All notices, demands, requests and other communications that may be or are required to be given,

made, or sent by any Party to any other Party pursuant to this Agreement shall be in writing and shall be delivered (i)

personally, (ii) by courier, (iii) by registered or certified U.S. mail, return receipt requested, postage prepaid, or (iv)

by facsimile, to the following addresses:

 to Seller: to Purchaser:

Pipeline Networks of Colorado, LLC USURF Communications, Inc.

Attention: Terry J. Holmes Attention: Kenneth J. Upcraft

4833 Front St., Suite B #253 6005 Delmonico Dr., Suite 140

Castle Rock, CO 80104 Colorado Springs, CO 80919

                                   to UAX:

                                   Kenneth J. Uprcaft

                                   USURF America, Inc.

                                   6005 Delmonico Dr., Suite 140

                                   Colorado Springs, CO 80919

Each Party may designate by notice, pursuant to this paragraph, a new address to which any notice, demand, request or communication may thereafter be given, made or sent. Each notice, demand, request or communication that is given pursuant to this paragraph shall be deemed sufficiently given for all purposes when delivered to or received by the addressee (with the return receipt, delivery receipt, courier affidavit or fax confirmation being deemed conclusive evidence of such delivery or receipt) or at the time delivery or receipt is refused by the addressee.

10.4 Successors and Assigns. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefits of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations under this Agreement without the prior written consent of the other Parties; any purported assignment without such consent shall be void, provided, however, that Purchaser may assign its rights or obligations under this Agreement, without such prior consent, to any person or entity that, directly or indirectly controls, is controlled by, or is under common control with Purchaser. No employee of any Party shall be a beneficiary of any covenant or obligation under this Agreement.

10.5 Governing Law. The laws of the State of Colorado shall govern this Agreement, its terms and conditions, the interpretation thereof, and the rights and obligations of the Parties thereunder.

10.6 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Party against which enforcement of the amendment, modification or supplement is sought.

10.7 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement,

a provision as similar as possible to such illegal, invalid or unenforceable provision, in a form which shall be legal,

valid and enforceable.

9.8 Confidentiality. At all times after the Effective Date, each of the Parties will hold, and will cause its officers, representatives, attorneys, advisers and affiliates and such affiliates' respective officers, representatives,

advisors, and affiliates to hold, in confidence and not disclose to other persons for any reason whatsoever any part of this Agreement or the terms or details of the transaction contemplated by this Agreement (collectively, the

"Information"), except to the extent (i) necessary for such Party to consummate and give full effect to the transaction contemplated hereby, (ii) such Information is otherwise available from third parties without restriction on further disclosure or is required by order of any court or by law or by any regulatory agency to which any Party is subject or in connection with any civil or administrative proceeding (each Party agreeing to give prior notice, to the extent practicable, to the other Party of any required disclosure of the Information), or (iii) such Information is or becomes publicly known other than through actions, direct or indirect, of the other Party, any of such Party's officers,

employees, representatives, attorneys, advisers or affiliates, or any of such affiliates' respective employees, officers,

representatives, attorneys, advisers or affiliates.

10.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.10 Entire Agreement. This Agreement and the binding provisions of the LOI constitute the entire agreement between the Parties, and supersede all other prior agreements and understandings, both written and oral, between the

Parties with respect to the subject matter hereof.

10.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall together constitute one and the same Agreement.

[Signatures on the next page]

IN WITNESS WHEREOF, the parties have signed this Agreement on the dates indicated below.

Pipeline Networks of Colorado, LLC USURF Communications, Inc.

By: /s/ TERRY J. HOLMES By: /s/ KENNETH J. UPCRAFT

Terry J. Holmes Kenneth J. Upcraft

Manager and CEO President

USURF America, Inc.

By: /s/ DOUGLAS O. MCKINNON

     Douglas O. McKinnon,

     President and CEO